                                                                   EXHIBIT 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-02109, 333-41882, 333-57104) and Form S-8 (Nos.
333-16445, 333-16463, 333-82901, 333-91348,  333-105225,  333-110740) of ALLETE,
Inc. and its  subsidiaries  of our report dated  February 9, 2004,  except as to
Note 3 which is as of March 8, 2004 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
March 10, 2004